EXHIBIT 99.1
American Commercial Lines Announces First Quarter Results
JEFFERSONVILLE, Ind., Apr. 24, 2007 — American Commercial Lines Inc. (NASDAQ: ACLI) (“ACL” or the “Company”) today announced results for the first quarter ended March 31, 2007. Revenues for the quarter were $228.2 million, a 15.6% increase compared with $197.5 million for the first quarter of 2006. Net loss for the quarter was $1.1 million or $0.02 per diluted share, compared to net income of $11.1 million or $0.18 per diluted share for the first quarter of 2006. Results for the first quarter of 2007 included debt retirement expenses of $21.7 million on the retirement of the Company’s 9.5 % senior notes which reduced earnings per share by $0.22.
Mark R. Holden, President and Chief Executive Officer, stated, “We are very pleased that we were able to improve upon what was an ideal, if not perfect, first quarter last year. We are also pleased that our earnings, excluding the debt retirement expenses, and our EBITDA represent record first quarter levels for ACL.”
The transportation segment’s revenues increased 2.6% over the prior year to $176.1 million in the first quarter, driven by average fuel neutral rate increases of 1.8% on our dry freight business and 16.2% on our liquid freight business compared to the first quarter of 2006. The fuel neutral rate on our dry freight business was impacted by 12% lower spot grain rates. Volume measured in ton-miles declined in the first quarter to 10.2 billion from 10.8 billion in the same period of the prior year, a decrease of 5.3%. On average, 7.0% fewer barges operated in the first quarter of this year compared to the first quarter of last year. Last year’s first quarter volumes were benefited both by extremely favorable weather conditions and carryover grain demand as a result of the 2005 hurricanes.
The manufacturing segment’s revenues, inclusive of barges manufactured for internal use by ACL, were $52.7 million in the first quarter compared to $50.5 million during the same period last year. No barges were built for internal use in the first quarter of 2007, driving external revenue of $52.1 million compared to $25.7 million during the first quarter last year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the first quarter of 2007 were $35.3 million with an EBITDA margin of 15.5% compared to $34.7 million for the first quarter of 2006 with an EBITDA margin of 17.5%. The attachment to this press release reconciles net income to EBITDA.
The company will conduct a conference call to review and discuss its first quarter financial results on Wednesday, April 25, 2007, at 10:00 a.m. eastern daylight time. The telephone numbers to access the ACL Conference Call are: Domestic (866) 543-6407; International (617) 213-8898; and the Participant Passcode is 75128602. The call may also be accessed live on the Company’s internet web site at http://www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at http://www.aclines.com within three hours of the conclusion of the live call and will remain available through June 24, 2007.

American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $940 million in annual revenues and approximately 2,750 employees as of December 31, 2006. For more information about American Commercial Lines Inc. generally, visit http://www.aclines.com.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statement s and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s and its subsidiaries’ filings with the SEC, including the Form 10-K for the year ended December 31, 2006. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.
SOURCE: American Commercial Lines Inc.
CONTACT: Christopher A. Black, Sr. Vice President, Chief Financial
Officer of American Commercial Lines Inc., +1-812-288-1836
Web site: http://www.aclines.com

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2007	2006 (1)
Revenues
Transportation	$176,129	$171,747
Manufacturing	52,115	25,728

Revenues	228,244	197,475

Cost of Sales
Transportation	142,229	134,982
Manufacturing	49,213	22,040

Cost of Sales	191,442	157,022

Gross Profit	36,802	40,453

Selling, General and Administrative Expenses	16,431	16,079

Operating Income	20,371	24,374

Other Expense (Income)
Interest Expense	3,181	4,776
Debt Retirement Expenses	21,749	—
Other, Net	(2,855)	(1,242)

Other Expenses	22,075	3,534

(Loss) Income from Continuing Operations before Income Taxes and Discontinued Operations	(1,704)	20,840

Income Taxes	(638)	8,042

(Loss) Income from Continuing Operations before Discontinued Operations	(1,066)	12,798

Discontinued Operations, Net of Income Taxes	(46)	(1,650)

Net (Loss) Income	$(1,112)	$11,148

Basic (loss) earnings per common share (2):
(Loss) income from continuing operations	$(0.02)	$0.20
(Loss) income from discontinued operations, net of tax	—	(0.02)

Basic (loss) earnings per common share	$(0.02)	$0.18

(Loss) earnings per common share — assuming dilution (2):
(Loss) income from continuing operations	$(0.02)	$0.20
(Loss) income from discontinued operations, net of tax	—	(0.02)

(Loss) Earnings per common share — assuming dilution	$(0.02)	$0.18

Weighted Average Shares Outstanding (2):
Basic	61,348,811	60,469,788
Diluted	61,348,811	62,503,196

(1)	Restated reflecting International Operations of the Company as discontinued operations

(2)	Gives effect to the announced two-for-one stock split to shareholders of record February 6, 2007

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except shares and per share amounts)

	March 31,	December 31,
	2007	2006 (1)
	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$3,063	$5,113
Accounts Receivable, Net	102,009	102,228
Inventory	74,034	61,504
Deferred Tax Asset	18,085	2,355
Assets Held for Sale	989	406
Other Current Assets	30,613	25,579

Total Current Assets	228,793	197,185
Properties-Net	460,141	455,710
Investment in Equity Investees	3,634	3,527
Other Assets	13,484	14,581

Total Assets	$706,052	$671,003

LIABILITIES
Current Liabilities
Accounts Payable	$38,278	$53,607
Accrued Payroll and Fringe Benefits	13,329	28,267
Deferred Revenue	17,995	16,803
Accrued Claims and Insurance Premiums	17,074	15,754
Accrued Interest	1,049	4,466
Customer Deposits	17,025	9,145
Other Liabilities	26,064	24,892

Total Current Liabilities	130,814	152,934
Long Term Debt	164,800	119,500
Pension Liability	16,601	16,026
Deferred Tax Liability	19,001	14,014
Other Long Term Liabilities	10,043	9,876

Total Liabilities	341,259	312,350

STOCKHOLDERS’ EQUITY
Common stock; authorized 250,000,000 shares at $.01 par value; 62,464,846 and 61,883,556 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	625	619
Treasury Stock; 334,994 and 172,320 shares at March 31, 2007 and December 31, 2006, respectively	(8,959)	(3,207)
Other Capital	272,407	259,409
Retained Earnings	102,953	104,065
Accumulated Other Comprehensive Loss	(2,233)	(2,233)

Total Stockholders’ Equity	364,793	358,653

Total Liabilities and Stockholders’ Equity	$706,052	$671,003

(1)	The Condensed Consolidated Balance Sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date, but does not included all the information and footnotes required by generally accepted accounting principles for a complete set of financial statements.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended March 31,
	2007	2006

Net (Loss) Income from Continuing Operations	$(1,066)	$12,798
Discontinued Operations, Net of Income Taxes	(46)	(1,650)

Consolidated Net (Loss) Income	$(1,112)	$11,148

Adjustments from Continuing Operations:
Interest Income	(24)	(14)
Interest Expense	3,181	4,776
Debt Retirement Expense	21,749	—
Depreciation and Amortization	12,211	11,550
Taxes	(638)	8,042
Adjustments from Discontinued Operations:
Interest Income	(54)	(135)
Depreciation and Amortization	—	532
Taxes	(28)	(1,157)

EBITDA from Continuing Operations	35,413	37,152
EBITDA from Discontinued Operations	(128)	(2,410)

Consolidated EBITDA	$35,285	$34,742

EBITDA from Continuing Operations by Segment:
Transportation Net (Loss) Income	$(3,360)	$10,429
Interest Income	(24)	(14)
Interest Expense	3,181	4,776
Debt Retirement Expense	21,749	—
Depreciation and Amortization	11,631	11,111
Taxes	(638)	8,042

Transportation EBITDA	$32,539	$34,344

Manufacturing Net Income	$2,446	$7,016
Interest Income	—	—
Interest Expense	—	—
Depreciation and Amortization	580	439
Taxes	—	—

Total Manufacturing EBITDA	3,026	7,455
Intersegment Profit	(152)	(4,647)

External Manufacturing EBITDA	$2,874	$2,808

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments		Intersegment
	Transportation	Manufacturing	Elimination	Total
Quarter ended March 31, 2007

Total revenue	$176,250	$52,680	$(686)	$228,244
Intersegment revenues	121	565	(686)	—

Revenue from external customers	176,129	52,115	—	228,244
Operating expense
Materials, supplies and other	61,783	—	—	61,783
Rent	5,973	—	—	5,973
Labor and fringe benefits	25,097	—	—	25,097
Fuel	34,019	—	—	34,019
Depreciation and amortization	11,631	—	—	11,631
Taxes, other than income taxes	3,726	—	—	3,726
Cost of goods sold	—	49,213	—	49,213

Total cost of sales	142,229	49,213	—	191,442
Selling, general & administrative	15,534	897	—	16,431

Total operating expenses	157,763	50,110	—	207,873

Operating income	$18,366	$2,005	$—	$20,371

Quarter ended March 31, 2006
Total revenue	$171,898	$50,519	$(24,942)	$197,475
Intersegment revenues	151	24,791	(24,942)	—

Revenue from external customers	171,747	25,728	—	197,475
Operating expense
Materials, supplies and other	55,614	—	—	55,614
Rent	5,219	—	—	5,219
Labor and fringe benefits	20,965	—	—	20,965
Fuel	37,594	—	—	37,594
Depreciation and amortization	11,111	—	—	11,111
Taxes, other than income taxes	4,479	—	—	4,479
Cost of goods sold	—	22,040	—	22,040

Total cost of sales	134,982	22,040	—	157,022
Selling, general & administrative	14,762	1,317	—	16,079

Total operating expenses	149,744	23,357	—	173,101

Operating income	$22,003	$2,371	$—	$24,374

AMERICAN COMMERCIAL LINES INC.
SELECTED FINANCIAL AND NONFINANCIAL DATA
(Dollars in thousands except where noted)
(Unaudited)

	Quarter Ended March 31,
	2007	2006

Consolidated EBITDA	$35,285	$34,742

Transportation Revenue and EBITDA

Revenue	$176,129	$171,747
EBITDA	32,539	34,344

Manufacturing Revenue and EBITDA (External and Internal)
Revenue	$52,680	$50,519
EBITDA	3,026	7,455

Manufacturing External Revenue and EBITDA
Revenue	$52,115	$25,728
EBITDA	2,874	2,808

Average Domestic Barges Operated
Dry	2,581	2,796
Liquid	372	378

Total	2,953	3,174

Fuel Price (Average Dollars per gallon)	$1.77	$1.85

Capital Expenditures (including software)	$20,088	$24,934
Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Quarter Ended March 31, 2007 as compared with Quarter Ended March 31, 2006
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Quarter Ended March 31,			1st Quarter
	2007	2006	Variance	2007	2006
REVENUE
Transportation	$176,129	$171,747	$4,382	77.2%	87.0%
Manufacturing (external and internal)	52,680	50,519	2,161	23.1%	25.6%
Intersegment manufacturing elimination	(565)	(24,791)	24,226	(0.3%)	(12.6%)

Consolidated Revenue	228,244	197,475	30,769	100.0%	100.0%

OPERATING EXPENSE
Transportation	157,763	149,744	8,019
Manufacturing (external and internal)	50,523	43,501	7,022
Intersegment manufacturing elimination	(413)	(20,144)	19,731

Consolidated Operating Expense	207,873	173,101	34,772	91.1%	87.7%

OPERATING INCOME
Transportation	18,366	22,003	(3,637)
Manufacturing (external and internal)	2,157	7,018	(4,861)
Intersegment manufacturing elimination	(152)	(4,647)	4,495

Consolidated Operating Income	20,371	24,374	(4,003)	8.9%	12.3%

Interest Expense	3,181	4,776	(1,595)
Debt Retirement Expense	21,749	0
Other Expense (Income)	(2,855)	(1,242)	(1,613)

Income Before Income Taxes	(1,704)	20,840	(22,544)

Income Taxes	(638)	8,042	(8,680)

(Loss) Income from Continuing Operations	(1,066)	12,798	(13,864)

Discontinued Operations, Net of Income Taxes	(46)	(1,650)	1,604

Net (Loss) Income	$(1,112)	$11,148	$(12,260)

Domestic Barges Operated (average of period beginning and end)	2,953	3,174	(221)

Revenue per Domestic Barge Operated (Actual)	$59,644	$54,111	$5,533